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                                                                   Exhibit 10.49

                              SECURITY AGREEMENT
                              ------------------

     THIS SECURITY AGREEMENT, made this 16th day of September, 1996, among INFORMATION MANAGEMENT ASSOCIATES, INC., having a place of business at One Corporate Drive, Suite 414, Shelton, Connecticut 06484 (hereinafter called the "Secured Party") and TELEMAR SOFTWARE INTERNATIONAL, LLC, a Delaware limited liability company having its principal place of business at One Corporate Drive, Shelton, Connecticut 06484 ("Debtor").


                              W I T N E S E T H :

     WHEREAS, the Secured Party and the Debtor are parties to an Asset Purchase Agreement, dated as of July 31, 1996 (the "Asset Purchase Agreement"), pursuant to which the Debtor has issued its promissory note to Secured Party in the principal amount of $650,000 (the "Note").

     NOW THEREFORE, for consideration, receipt whereof is hereby acknowledged, the parties agree as follows:

     1.   Definitions and Construction.
          ----------------------------

          The following words and terms shall be defined and construed as set forth below in connection with their use in this Security Agreement and all exhibits hereto:

     1.1 "Collateral" shall mean the property in which the Debtor has granted the Secured Party a security interest. Such property is more fully set forth in EXHIBIT A attached hereto.

     1.2 "Obligations" shall mean the Note executed by the Debtor as referenced above and any obligations of Debtor to Secured Party arising now or subsequently hereunder or under the Note.

     1.3 This Security Agreement shall be interpreted and construed in light of the sections, the definitions, the "official comments", and the definitional and substantive cross references of the Uniform Commercial Code as the Code is adopted in the State of Connecticut. However, where terms are defined by this Security Agreement, the definitions of such terms in the Uniform Commercial Code shall be deemed supplementary to those herein contained.

     1.4 All headings contained in this Agreement are for reference purposes only and shall not in any way whatsoever effect the meaning or interpretation of this Agreement.

     1.5 Wherever the singular number is used for any noun, pronoun or verb in this Agreement, such noun, pronoun or verb shall be deemed to include the plural number, and the plural number shall likewise be deemed to include the singular, as the context may require.
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     2.   Grant of Security Interest.
          --------------------------

          The Debtor hereby pledges, assigns and grants to the Secured Party a security interest in the Collateral described on Exhibit A annexed hereto to secure the payment of all Obligations of the Debtor to the Secured Party.

     3.   Software Licenses.
          -----------------

          The Debtor may license its software products for use by its customers as long as the license is made in the ordinary course of business and upon terms and conditions which are customary or normal in the Debtor's business (a license in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt); provided, however, that the security interest created under the terms of this Security Agreement shall continue in the proceeds and products of such licenses.

     4.   Representations and Warranties of Debtor.
          ----------------------------------------

          The Debtor hereby warrants, covenants and agrees that:

     4.1 The Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 The Debtor has the corporate power to execute, deliver and carry out this Security Agreement and to incur the Obligations, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Security Agreement and the incurring of the Obligations.

     4.3 The execution and delivery of this Security Agreement and compliance by the Debtor with any of the terms and provisions hereof or of any of the other agreements or instruments referred to herein or therein, will not, on the date hereof, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality or of the Certificate of Formation or Operating Agreement of the Debtor or any agreement, trust, indenture, covenant, lease, license, permit, instrument or other obligation to which the Debtor is a party or which is binding upon it or its assets.

     4.4 The Debtor will maintain such title to all of the Collateral as was delivered to Debtor by the Secured Party pursuant to the Asset Purchase Agreement. Debtor shall not subject the Collateral to any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement (each a "Lien" and collectively "Liens") beyond those to which the Collateral was subject when it was delivered to Debtor by the Secured Party pursuant to the Asset Purchase Agreement. Without the prior written consent of Secured Party, Debtor shall not enter into any agreement with a bank or

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other financial institution or other person (a "Lender") with respect to a financing which would require the Debtor to grant a Lien to such Lender that is prior to, or pari passu with, the Lien granted hereunder to the Secured Party.
             ---- -----
The Debtor will defend the Collateral against all claims and demands of all persons other than Secured Party at any time claiming the same or any interest therein which interest arises on or after the date hereof.

     4.5 The Collateral will be kept at the Debtor's principal place of business in Shelton, Connecticut. The Debtor will not remove the Collateral from said location without written consent of the Secured Party. The Debtor agrees to notify the Secured Party in advance of any change of its mailing address or principal place of business in order that a prompt refiling of any outstanding financing statements or other notices may be made, if necessary prior to the change.

     4.6 At the request of the Secured Party, the Debtor will, now and in the future, join with the Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Secured Party and will pay the cost of filing and recording the same in all public offices wherever filing and/or recording is deemed by the Secured Party to be necessary or desirable.

     4.7 Other than the licensing or use of its software products in the ordinary course of business, the Debtor will not sell, exchange, license or otherwise dispose of the Collateral, or any interest therein, without the express written authorization of the Secured Party.

     4.8 The Note and this Security Agreement securing the Note have all been duly authorized, executed and delivered by Debtor and constitute valid and legally binding obligations of Debtor enforceable against Debtor in accordance with their terms, subject to the provisions of any applicable bankruptcy, insolvency or other laws generally affecting creditors' rights.

     5.   Covenants of Debtor.
          -------------------

          The Debtor covenants that until the Obligations are fully paid and discharged, it shall comply with the following requirements:

     5.1 Commencing with the quarter ending December 31, 1996, Debtor will furnish Secured Party within forty-five days after the close of each quarterly period of Debtor's fiscal year: (i) a balance sheet; (ii) statement of profit and loss reflecting the financial condition of Debtor at the end of such period and the results of its operation during such period; and (iii) a Quarterly Recapitulation Report setting forth Debtor's outstanding accounts receivable balance as of the start of the quarter and as of the end of the quarter. Such balance sheet, statement of profit and loss, and Quarterly Recapitulation Report shall be certified on behalf of

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the Debtor by an authorized officer of the Debtor to fairly present the financial condition at the end of such period and the results of its operation during such period in accordance with generally accepted accounting principles, consistently applied.

     5.2 Debtor shall give any representative of the Secured Party, upon at least five business days' advanced written notice, access during normal business hours to permit him to examine, copy, and make extracts from any and all books, records, correspondence, documents, vouchers and other data pertaining to the Debtor's assets and otherwise to inspect any of the Collateral.

     5.3 So long as an event of default has occurred and is continuing, Debtor shall pay all reasonable fees and expenses incurred by the Secured Party in pursuing, protecting, enforcing or releasing any of its rights under this Security Agreement, including, but not limited to, recording, filing and counsel fees and travel expenses.

     5.4 Debtor shall execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order to fully effect the purpose of this Security Agreement, including, without limitation, executing and filing such financing statements, assignments or other documents or instruments which may be necessary or appropriate to perfect the security interest of the Secured Party in the Collateral including, without limitation, all documents requested by Secured Party for the recordation of the security interests granted herein with any governmental agency, including, without limitation, the United States Copyright Office and the United States Patent and Trademark Office.

     5.5 Debtor shall have and maintain insurance at all times with respect to the Collateral against risks of fire (including so called extended coverage), theft and such risks as the Secured Party may require, containing such terms, in such form, and for such periods, and written by such companies and in reasonable amounts of coverage as may be reasonably satisfactory to the Secured Party.
Such insurance is to be payable to the Secured Party and the Debtor as their interests may appear. Each policy of insurance shall have endorsements providing: (i) that so long as an event of default has occurred and is continuing, loss or damage, if any, under the policy, shall be payable to the Secured Party, as secured party, as its interest may appear; (ii) that the insurance as to the interest of the Secured Party shall not be invalidated by any act or neglect of the insured or owner of the property described in said policy, nor by any foreclosure, or other proceeding, or notice or sale relating to said property, nor by any change in the title of ownership of said property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by said policy; (iii) that, if the policy is canceled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of the Secured Party for not less than ten
(10) days after

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written notice of cancellation is received by the Secured Party from the insurance carrier; and (iv) that the policy will not be reduced or canceled at the request of the insured nor will these endorsements be amended or deleted without ten days' prior written notice to the Secured Party from the insurance carrier. The Debtor shall furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions upon the execution of this Security Agreement and with regard to renewals thereof, at least 30 thirty days prior to the renewal date of each policy involved.

     5.6 Debtor shall keep the Collateral free from any lien, security interest or encumbrance and in good order and repair, and will not waste or destroy the Collateral or any part thereof. The Debtor will not use the Collateral in violation of any statute or ordinance. The Debtor will notify the Secured Party in the event of loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon, or the placing of any lien or liens thereon or generally on the property of the Debtor.

     5.7 Debtor shall maintain its corporate existence in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or its business.

     5.8 For so long as a default in the payment of principal or interest under the Note has occurred and is continuing (giving effect to all applicable grace periods), Debtor shall not declare nor pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, invest in or purchase any stock or securities of any individual, firm or corporation, merge or consolidate or be merged or consolidated with or into any other corporation, otherwise alter or amend its capital structure or sell or dispose of any of its assets except in the ordinary and usual course of its business.

     6.   Rights of Secured Party to Preserve Collateral.
          ----------------------------------------------

          At its option and in its sole and absolute discretion, to the extent Debtor fails to do so, the Secured Party may discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the repair, maintenance and preservation of the Collateral, including, but not limited to, mortgage or lease payments on any of the Debtor's business premises. Except with respect to payments made or expenses incurred in discharging taxes, liens, security interests or other encumbrances in place on the date hereof (which shall be the responsibility of Seller), the Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense, including reasonable attorneys' fees, incurred by the Secured Party pursuant to the foregoing authorization with interest at the rate

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provided in the Note.  Each amount so paid by the Secured Party shall be secured by the Collateral. Nothing herein contained shall obligate the Secured Party to make any such payment nor shall the making of one or more of such payments constitute: (i) an agreement on the Secured Party's part to take any further or similar action, or (ii) a waiver of any default by the Debtor under the terms of this Security Agreement. In addition to the foregoing rights, so long as an event of default has occurred and is continuing, Secured Party shall have the right to give notice of the Secured Party's security interest in the Collateral, to communicate in its own name or in the name of others with account debtors in order to verify with them, to Secured Party's satisfaction, the existence, amount and terms of any accounts or contract rights, to execute and file in the Debtor's name any financing statements, certificates of title and amendments thereto required to perfect the Secured Party's security interest under this Agreement; and to protect and preserve the Collateral and the Secured Party's rights hereunder.

     7.   Power of Attorney.
          -----------------

          Debtor does hereby make, constitute and appoint any officer or agent of the Secured Party as Debtor's true and lawful attorney-in-fact, effective upon and during the continuance of an event of default, with power to endorse Debtor's name or the names of Debtor's agents or Debtor's business name or tradename upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any required policies of insurance) or other Collateral that may be in or come into Secured Party's possession pursuant to the terms of the Security Agreement; to sign and endorse any of such names upon any invoice, freight or express bill, bill of lading, store or warehouse receipt, draft against debtors, assignment, verification, and notice in connection with accounts, and any instrument or documents relating thereto or to Debtor's rights therein. This power of attorney shall be irrevocable as long as any of the Obligations remain outstanding.

     8.   Default.
          -------

          The Debtor shall be in default under this Security Agreement upon the happening of any one of the following events or conditions:

          (a) The existence of a default in the payment of any monies required to be paid hereunder or under the Note (which default shall continue for a period of ten (10) days or more after notice thereof from Secured Party to Debtor) or in the keeping or performance of any of the terms, conditions, covenants, or agreements to be performed by the Debtor hereunder or under the Note (which default shall not be cured within 15 days after notice thereof from Secured Party to Debtor); or a default in the payment of monies or in the keeping or performance of any of the terms, conditions, covenants and agreements on the Debtor's part to be paid, kept or performed by Debtor as mortgagor or lessee.

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          (b) Any representation, warranty or statement made by Debtor herein or in the Asset Purchase Agreement to the Secured Party proves to have been false in any material respects when made or furnished.

          (c) Dissolution of, termination of the existence of, insolvency of, business failure of, appointment of a receiver of any part of the property of, execution of a plan of composition or compromise agreement with creditors by, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Debtor.

          (d) Loss, theft, substantial damage, destruction, unauthorized sale or encumbrance of a substantial portion of the Collateral, or the making of any levy, seizure, attachment or other judicial process against a substantial portion of the Collateral, or the placing of any lien or liens thereon or generally on the property of the Debtor by anyone including the United States of America or any federal, state or local governmental agency or authority.

     9.   Acceleration.
          ------------

          Upon the happening of any event of default specified above, the entire unpaid balance owed under the Note shall at the option of the Secured Party automatically become, and shall thereafter be, immediately due and payable.

     10.  Rights and Obligations of Parties upon Debtor's Default.
          -------------------------------------------------------

          Upon Debtor's default, the parties shall have the following rights and remedies:

          (a) The Secured Party shall have the remedies of a secured party under the Uniform Commercial Code as now in effect in the State of Connecticut and the rights and such further remedies as may from time to time be provided by the laws of the State of Connecticut.

          (b) The Secured Party will have the right to possession of the Collateral and to maintain such possession on the Debtor's business premises or to remove the Collateral or any part thereof to such places as it may desire. If the Secured Party exercises its right to take possession of the Collateral, the Debtor will, upon the Secured Party's demand, assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to both parties, including, without limitation, all listings, codes, manuals, programs, designs and other documentation pertaining to the Collateral.

          (c) The Secured Party will have the right to use, in connection with any assembly or disposition of the Collateral, any trademark, tradename, trade style, copyright, patent right, or technical process used or utilized by Debtor.

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          (d)  The Secured Party will have the right to enter into any license or sublicense with any third party, with Secured Party as licensor, pertaining to all or part of the software systems products of the Debtor and any other portion of the Collateral, upon terms acceptable to Secured Party in its reasonable discretion.

          (e) Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party will give the Debtor reasonable notification of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition of the same is to be made. Expenses of retaking, holding, preparing for sale, selling or the like shall include, but are not limited to, the Secured Party's reasonable attorneys' fees and legal expenses. Secured Party may be the purchaser of any or all Collateral or other property and security so sold, and may hold such Collateral, property or security thereafter in its own right absolutely free from any claims of Debtor or right of redemption.

          (f) The net proceeds of any sale or sales with respect to Collateral subject to this Security Agreement, after deducting all costs of collection (including reasonable attorneys' fees), shall be applied against the amount owed to Secured Party by Debtor pursuant to the Obligations in whatever order the Secured Party shall elect. Debtor shall forthwith pay to Secured Party any deficiency on demand of Secured Party or be liable for interest and/or attorneys' fees should Secured Party have to pursue Debtor for same. Debtor shall be entitled to any surplus resulting from such sale or sales.

          (g) Effective upon and during the continuance of an event of default, in protecting, exercising or assuring its interest, rights or remedies under this Security Agreement, Secured Party may receive, open or dispose of mail addressed to Debtor and subrogate to all Debtor's interests, rights and remedies in respect to any Collateral, including the right to stop delivery and, upon notice from Debtor that an account debtor has returned, rejected, revoked acceptance of or failed to return goods or that such goods have been reconsigned or diverted, the right to take possession of and to sell or dispose of said goods unless Secured Party fails to advise Debtor of its intended exercise of such rights within five (5) business days after receipt of notice.

     11.  Waiver of Certain Rights.
          ------------------------

          Debtor waives presentment, demand, protest, notice of protest, or other notice of dishonor or default of any kind with regard to the Obligations.

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     12.  Right of Setoff.
          ---------------

          With respect to any property of the Debtor in the Secured Party's possession or control, now or in the future, the Secured Party shall have the right to set off all or any portion thereof, at any time, against the Obligations hereunder, as they mature or upon default of Debtor, without prior notice or demand to the Debtor.

     13.  Miscellaneous.
          -------------

     13.1 The Debtor agrees to indemnify the Secured Party from and against all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's negligence or willful misconduct.

     13.2 Upon an event of default, the Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collections from, or other realization upon, any of the Collateral; (iii) the exercise of enforcement by the Secured Party of any of its rights hereunder; or (iv) the failure by Debtor to observe or perform any of the provisions hereof.

     13.3 All agreements, representations and warranties made herein, any agreement, statement, notice, invoice, certificate, schedule, consignment, designation, document or other instrument delivered to the Secured Party in connection with this Security Agreement or any other agreement shall survive the making of this Security Agreement.

     13.4 This Security Agreement may not be amended nor any provision hereof waived except in writing signed by the party to be changed.

     13.5 All Exhibits referred to herein and annexed hereto are hereby incorporated in this Security Agreement and made a part hereof.

     13.6 Any notice that either party to this Security Agreement may elect to give shall be effective if sent by certified mail, return receipt requested, postage prepaid, addressed to the other party at the address shown on the UCC financing statements executed by the parties on even date hereof or, if such other party has given written notice of a change in address, then to the last such address. Any such notice shall be deemed effective upon receipt.

     13.7 This Security Agreement shall be governed and construed according to the internal laws of the State of Connecticut without

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regard to conflicts of laws principles.

     13.8 This Security Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall, together, constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.


                                  Debtor
                                  TELEMAR SOFTWARE INTERNATIONAL, LLC





                                  By /s/ Joseph R. Lemay, Jr.
                                    ------------------------------------
                                    Name: Joseph R. LeMay, Jr.
                                    Title: President and Chief
                                           Executive Officer


                                  Secured Party
                                  INFORMATION MANAGEMENT
                                    ASSOCIATES, INC.





                                  By /s/ Gary R. Martino
                                    ------------------------------------
                                    Name: Gary R. Martino
                                    Title: Chairman and Chief Financial
                                            Officer

                                   Exhibit A

        (a) All property, real or personal, of the Debtor now owned or hereafter acquired, wherever located, any additions an accessions thereto and replacements and renewals thereof; including without limitation:

             (1) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind now or hereafter existing arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables," and any and all such leases, security agreements and other contracts being the "Related Contracts");

             (2) All general intangibles, the business as a going concern, goodwill, contract rights, the "TeleMar(TM)" software system and all other software products and software systems, including without limitation, all designs, codes, listings, manuals, and all other embodiments thereof, of whatever nature, all information and documentation relating thereto; all future editions, modifications and derivative works and enhancements thereto which hereinafter may be made; and all other trademarks, copyrights, patents, proprietary information, computer software, trade styles and trade names, including, without limitation, all "Intellectual Property Rights" as that term is defined below.

        "Intellectual Property Rights" means: all Trademarks, Patents, Copyrights and Know-How and Technical Information. "Trademarks" means all registered and unregistered trademarks, servicemarks, corporate names, tradenames, logos, designs, product or business identifiers and trade dress together, in each case, with the good will of the business symbolized thereby, and United States, state and foreign trademark registrations or applications for registration and all amendments, renewals and extensions thereof. "Patents" means United States and foreign patents and patent applications, certificates of invention, utility models, and all renewals, extensions, reissues, divisions, continuations and continuations-in-part thereof. "Copyrights" means registered or unregistered United States or foreign copyrights (including, but not limited to, copyrights in computer programs, related documentation and data bases) and United States and foreign copyright registrations, and applications for registration and all renewals and extensions thereof. "Know-How and Technical Information" means data, plans, trade


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        secrets, technologies, processes, specifications, know-how, operating experience and information (business, economic and technical) relating to the foregoing.

                (3) All inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all products sold in the ordinary course of business, of the Debtor and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by the Debtor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

                (4) All personal property, goods, leasehold improvements (unless otherwise provided by and underlying lease agreement), machinery, equipment, furnishings, furniture, fixtures, tools and attachments ("the Equipment") now or hereafter owned by the Debtor, wherever the Equipment may be located and whether now owned or hereafter acquired, any additions and accessions thereto, substitutions therefor and replacements and renewals thereof.

        (b) All proceeds of any and all of the foregoing collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral.

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